Exhibit 24 (d) 3

                      POWER OF ATTORNEY


     The undersigned, as a director of Southwestern Electric Power Company (the "Company"), hereby makes, constitutes and appoints Richard H. Bremer and R. Russell Davis, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the others) to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for 1994 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 19th, 20th and 23rd days of January, 1995.


                              E. R. Brooks           Director
                              James E. Davison       Director
                              Al P. Eason, Jr.       Director
                              W. J. Googe, Jr.       Director
                              Dr. Frederick E. Joyce Director
                              Michael H. Madison     Director
                              Harry D. Mattison      Director
                              Marvin R. McGregor     Director
                              William C. Peatross    Director
                              Jack L. Phillips       Director


      Subscribed and sworn to before me this 19th, 20th and 23rd days of January, 1995 by E. R. Brooks, James E. Davison, Al P. Eason, Jr., W. J. Googe, Jr., Dr. Frederick
E. Joyce, Michael H. Madison, Harry D. Mattison, Marvin R. McGregor, William C. Peatross and Jack L. Phillips.

                              Elizabeth D. Stephens
                              L. J. Jimmerson
                              Sherry Dillard
                              Notary Public

My Commission Expires:
My commission is for Life
May 11, 1996
2-10-2001